                                                                 EXHIBIT 10.15.3

                                AMENDMENT NO. 2
                       TO THE AVERY DENNISON CORPORATION
               1988 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS



WHEREAS, Paragraph 10 of the Avery Dennison Corporation 1988 Stock Option Plan for Non-Employee Directors (the "Plan") provides that the Plan may be amended by the Board of Directors of Avery Dennison Corporation (the "Company"); and

WHEREAS, the Board of Directors of the Company has determined that it is advisable to amend the Plan in certain respects.

NOW, THEREFORE, the Plan is hereby amended effective as of December 7, 2000 in the following respects:

1.  Paragraph 7 is hereby revised in its entirety to read as follows

    7. Transferability and Stockholder Rights of Holders of Options
       ------------------------------------------------------------

       Options granted under the Plan may be transferred to a Transferee or by will or by the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder thereof, by him, his heirs or a Transferee. The holder of an Option shall have none of the rights of a stockholder until the shares subject thereto shall have been registered in the name of the person or persons exercising such Option on the transfer books of the Company upon such exercise. For the purposes of the Plan, a "Transferee" shall mean "family members" as defined in the Securities and Exchange Commission Release No. 33-7646 and 34-41109, who have acquired the Option through a gift or a domestic relations order, and includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

2. All outstanding Stock Options Agreements under the Plan are hereby amended to provide that such Options may be transferred as set forth above in amended Paragraph 7 of the Plan.

3. The prior Exhibit A is hereby deleted and the attached Exhibit A is inserted in lieu thereof.

4. All other terms and conditions of the Plan remain in full force and effect.